Exhibit 24.2
                                                                    ------------

                                POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that Kevin J. Smith , whose signature appears below, constitutes and appoints Nicholas J. Camera, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the post-effective amendments to the registration statements listed in Exhibit A attached hereto of True North Communications Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or its or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  /s/  Kevin J. Smith                                              June 20, 2001
  ------------------------------------
  Kevin J. Smith

                                    Exhibit A
                                    ---------

                             Registration Statements
                             -----------------------

               Description of Filing                       File No.          Date Filed/Date
                                                                                Effective

S-8 Registration Statement and Prospectus, 200,000         33-15125              6/15/87
shares under the Foote, Cone & Belding
Communications Inc. Stock Purchase Plan

S-8 Registration Statement for 306,133 shares under        33-15126              6/17/86
the Foote, Cone & Belding Communications, Inc.
Stock Option Plan, U.K. Share Option Plan and
Restricted Stock Incentive Plan

S-8 Registration Statement, 610,000 shares under           33-41128              6/13/91
the Foote, Cone & Belding Communications, Inc.
Stock Option Plan

S-8 Registration Statement, 350,000 shares under           33-41129              6/13/91
the Foote, Cone & Belding Communications, Inc.
Stock Purchase Plan

S-8 Registration Statement, 350,000 shares under           33-48573              6/10/92
the Foote, Cone & Belding Communications, Inc.
Stock Purchase Plan

S-8 Registration Statement, 350,000 shares under           33-54279              6/24/94
the Foote, Cone & Belding Communications, Inc.
Stock Purchase Plan

S-8 Registration Statement, 1,200,000 shares under         33-54273              6/24/94
the Foote, Cone & Belding Communications, Inc.
Stock Option Plan

S-3 Registration Statement for Modem General              333-24759              4/8/97
Partner Shares

S-8 Registration Statement for True North Stock           333-52989              5/19/98
Option Plan

S-3 Registration Statement for Tierney Shares             333-57495       6/23/98; eff. 7/1/98

S-4 Registration Statement for 4,000,000 shares of        333-58707              7/8/98
Common Stock

8-A Registration Statement for True North Rights          0001-05029             11/5/98
Plan

S-3 Registration Statement for MGR Shares                 333-68485           12/7/98; eff.
                                                                                12/16/98

S-3 Registration Statement for FRB Shares                 333-73301       3/4/99; eff. 4/12/99

S-3 Registration Statement for Modem General              333-73303       3/4/99; eff. 3/15/99
Partner Shares

S-8 Registration Statement for True North                 333-76225              4/14/99
Communications Profit Sharing and Savings Plan for
BJK&E

S-8 Registration Statement for True North                 333-80217              6/8/99
Communications Inc. Stock Option Plan and Outside
Director Stock Option Plan

S-8 Registration Statement for True North                 333-80239              6/9/99
Communications Inc. Retirement Plan

S-3 Registration Statement for $250,000,000 of Debt       333-82403              7/7/99
Securities
